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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2007 (except for Note 16, as to which the date is December 19, 2007) in the Registration Statement (Form S-4) and related Prospectus of Dollar General Corporation for the registration of its 10.625% senior notes due 2015 and its 11.875%/12.625% senior subordinated toggle notes due 2017.

                      /s/ Ernst & Young LLP

Nashville, Tennessee
December 19, 2007

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Consent of Independent Registered Public Accounting Firm